UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
September 10, 2010

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 9, 2010 at 9:00am, Unify Corporation (the “Company” or “Unify”) held its Annual Meeting for fiscal year 2010 at Unify Corporation headquarters office, 1420 Rocky Ridge Drive, Suite 380, Roseville, CA. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on July 26, 2010. At the 2010 Annual Meeting, the holders of 8,737,360 shares of the Company’s common stock, which represents approximately 69.10 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of July 22, 2010, were represented in person or by proxy. The following proposals were adopted by the margins indicated:

PROPOSAL 1 – Election of Directors:

Board of Directors	For	Votes Withheld	Broker Non-Votes
Steven D. Whiteman	5,285,875	28,736	3,422,749
Timothy P. Bacci	5,290,854	23,757	3,422,749
Robert M. Bozeman	5,295,641	18,970	3,422,749
Richard M. Brooks	5,265,237	49,374	3,422,749
Tery R. Larrew	5,285,887	28,724	3,422,749
Robert J. Majteles	5,286,415	28,196	3,422,749
Todd E. Wille	5,275,630	38,981	3,422,749

PROPOSAL 2 – Ratification of the Company’s Independent Registered Public Accounting Firm:
The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The voting results were 8,725,242 shares “FOR”, 8,927 shares “AGAINST”, and 3,191 abstentions.

PROPOSAL 3 – Approval of adoption of the Company’s 2010 Stock Plan. The voting results were 5,106,199 shares “FOR”, 171,098 shares “AGAINST”, and 37,314 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2010

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)